UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 1, 2018, Marchex Sales LLC (“Marchex Sales”), a wholly-owned subsidiary of Marchex, Inc. (“Marchex”) and Dex Media, Inc., successor in interest to YellowPages.com LLC and formerly d/b/a AT&T Interactive or ATTi (“DexYP”) entered into (i) Amendment No. 6 to the Master Services and License Agreement effective as of December 31, 2018 (“Amendment 6 to the Master Services and License Agreement”), which amends the Master Services and License Agreement originally dated as of October 1, 2007, by and between Marchex Sales and DexYP and as amended to date; and (ii) entered into Amendment No. 4 to the Pay-for-Call Distribution Agreement effective as of December 31, 2018 (“Amendment 4 to the Pay-for-Call Distribution Agreement”, together with Amendment 6 to the Master Services Agreement, the “Amendments”), which amends the Pay-For-Call Distribution Agreement originally effective as of January 1, 2011, by and between Marchex Sales and DexYP and as amended to date. The Amendments extend the term of each agreement through December 31, 2019.

The above summaries are qualified in their entirety by reference to Amendment 6 to the Master Services and License Agreement and Amendment No. 4 to the Pay-For-Call Distribution Agreement, copies of which will be filed as exhibits to Marchex’s applicable quarterly or annual report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCHEX, INC.

Date: October 4, 2018	By:	/s/ MICHAEL A. ARENDS
	Name:	Michael A. Arends
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)